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                                                                    Exhibit 10.1


                                 SECOND AMENDED
                                  AND RESTATED
                                REVOLVING CREDIT
                                    AGREEMENT



                           Dated as of January 1, 1999



                                      among



                       CONNECTIVITY PRODUCTS INCORPORATED



                                       and



              THE LENDING INSTITUTIONS LISTED ON SCHEDULE 1 HERETO



                                       and



                                BANKBOSTON, N.A.
                                    as Agent



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION..............................1
         1.1.   DEFINITIONS...............................................1
         1.2.   RULES OF INTERPRETATION...................................16
2.   THE REVOLVING CREDIT FACILITY........................................17
         2.1.   COMMITMENT TO LEND........................................17
         2.2.   COMMITMENT FEE............................................17
         2.3.   REDUCTION OF TOTAL COMMITMENT.............................18
         2.4.   THE NOTES.................................................18
         2.5.   INTEREST ON LOANS.........................................18
         2.6.   REQUESTS FOR LOANS........................................18
         2.7.   FUNDS FOR LOAN............................................19
                  2.7.1.   FUNDING PROCEDURES.............................19
                  2.7.2.   ADVANCES BY AGENT..............................19
         2.8.   CHANGE IN BORROWING BASE..................................20
3.   REPAYMENT OF THE LOANS...............................................20
         3.1.   MATURITY..................................................20
         3.2.   MANDATORY REPAYMENTS OF LOANS.............................20
         3.3.   OPTIONAL REPAYMENTS OF LOANS..............................20
4.   CERTAIN GENERAL PROVISIONS...........................................21
         4.1.   CLOSING FEE...............................................21
         4.2.   AGENT'S FEE...............................................21
         4.3.   FUNDS FOR PAYMENTS........................................21
                  4.3.1.   PAYMENTS TO AGENT..............................21
                  4.3.2.   NO OFFSET, ETC.................................21
         4.4.   COMPUTATIONS..............................................21
         4.5.   ADDITIONAL COSTS, ETC.....................................22
         4.6.   CAPITAL ADEQUACY..........................................24
         4.7.   CERTIFICATE...............................................24
         4.8.   INTEREST AFTER DEFAULT....................................25
5.   COLLATERAL SECURITY AND GUARANTIES...................................25
         5.1.   SECURITY OF BORROWER AND ITS SUBSIDIARIES.................25
         5.2.   GUARANTIES AND SECURITY OF SUBSIDIARIES...................25
         5.3.   GUARANTY AND SECURITY OF CTI..............................25
         5.4.   PLEDGE OF SUBORDINATED NOTES..............................25
6.   REPRESENTATIONS AND WARRANTIES.......................................25
         6.1.   CORPORATE AUTHORITY.......................................26
                  6.1.1.   INCORPORATION; GOOD STANDING...................26
                  6.1.2.   AUTHORIZATION..................................26
                  6.1.3.   ENFORCEABILITY.................................26
         6.2.   GOVERNMENTAL APPROVALS....................................26
         6.3.   TITLE TO PROPERTIES; LEASES...............................26
         6.4.   FINANCIAL STATEMENTS AND PROJECTIONS......................27
                  6.4.1.   FISCAL YEAR....................................27

                  6.4.2.   FINANCIAL STATEMENTS............................27
                  6.4.3.   PROJECTIONS.....................................27
         6.5.   NO MATERIAL CHANGES, ETC...................................27
         6.6.   FRANCHISES, PATENTS, COPYRIGHTS, ETC.......................28
         6.7.   LITIGATION.................................................28
         6.8.   NO MATERIALLY ADVERSE CONTRACTS, ETC.......................28
         6.9.   COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC...............28
         6.10.   TAX STATUS................................................29
         6.11.   NO EVENT OF DEFAULT.......................................29
         6.12.   HOLDING COMPANY AND INVESTMENT COMPANY ACTS...............29
         6.13.   ABSENCE OF FINANCING STATEMENTS, ETC......................29
         6.14.   PERFECTION OF SECURITY INTEREST...........................29
         6.15.   CERTAIN TRANSACTIONS......................................29
         6.16.   EMPLOYEE BENEFIT PLANS....................................30
                  6.16.1.   IN GENERAL.....................................30
                  6.16.2.   TERMINABILITY OF WELFARE PLANS.................30
                  6.16.3.   GUARANTEED PENSION PLANS.......................30
                  6.16.4.   MULTIEMPLOYER PLANS............................31
         6.17.   USE OF PROCEEDS...........................................31
                  6.17.1.   GENERAL........................................31
                  6.17.2.   REGULATIONS U AND X............................31
                  6.17.3.   INELIGIBLE SECURITIES..........................31
         6.18.   ENVIRONMENTAL COMPLIANCE..................................31
         6.19.   SUBSIDIARIES, ETC.........................................33
         6.20.   BANK ACCOUNTS.............................................33
         6.21.   YEAR 2000 PROBLEM.........................................33
         6.22.   DISCLOSURE................................................34
7.   AFFIRMATIVE COVENANTS OF THE BORROWER.................................34
         7.1.   PUNCTUAL PAYMENT...........................................34
         7.2.   MAINTENANCE OF OFFICE......................................34
         7.3.   RECORDS AND ACCOUNTS.......................................34
         7.4.   FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.........35
         7.5.   NOTICES....................................................38
                  7.5.1.   DEFAULTS........................................38
                  7.5.2.   ENVIRONMENTAL EVENTS............................38
                  7.5.3.   NOTIFICATION OF CLAIM AGAINST COLLATERAL........38
                  7.5.4.   NOTICE OF LITIGATION AND JUDGMENTS..............38
                  7.5.5.   NOTICE OF TERMINATION OF EMPLOYMENT OF
                     JAMES HOPKINS.........................................39
         7.6.   CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.............39
         7.7.   INSURANCE..................................................39
         7.8.   TAXES......................................................39
         7.9.   INSPECTION OF PROPERTIES AND BOOKS, ETC....................40
                  7.9.1.   GENERAL.........................................40
                  7.9.2.   COLLATERAL REPORTS..............................40

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                                     -iii-


                  7.9.3.   APPRAISALS.......................................40
                  7.9.4.   ENVIRONMENTAL ASSESSMENTS........................41
                  7.9.5.   COMMUNICATIONS WITH ACCOUNTANTS..................41
         7.10.   COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS.....41
         7.11.   EMPLOYEE BENEFIT PLANS.....................................42
         7.12.   USE OF PROCEEDS............................................42
         7.13.   ADDITIONAL MORTGAGED PROPERTY..............................42
         7.14.   BANK ACCOUNTS..............................................42
                  7.14.1.   GENERAL.........................................42
                  7.14.2.   ACKNOWLEDGMENT OF APPLICATION...................44
         7.15.   LANDLORD CONSENTS..........................................44
         7.16.   FURTHER ASSURANCES.........................................44
8.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER.............................45
         8.1.   RESTRICTIONS ON INDEBTEDNESS................................45
         8.2.   RESTRICTIONS ON LIENS.......................................46
         8.3.   RESTRICTIONS ON INVESTMENTS.................................47
         8.4.   RESTRICTED PAYMENTS.........................................47
         8.5.   MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.............48
                  8.5.1.   MERGERS AND ACQUISITIONS.........................48
                  8.5.2.   DISPOSITION OF ASSETS............................48
         8.6.   SALE AND LEASEBACK..........................................48
         8.7.   COMPLIANCE WITH ENVIRONMENTAL LAWS..........................48
         8.8.   SUBORDINATED DEBT...........................................48
         8.9.   MODIFICATION OF DOCUMENTS...................................49
         8.10.   UPSTREAM LIMITATIONS.......................................49
         8.11.   EMPLOYEE BENEFIT PLANS.....................................49
         8.12.   BUSINESS ACTIVITIES........................................50
         8.13.   FISCAL YEAR................................................50
         8.14.   TRANSACTIONS WITH AFFILIATES...............................50
         8.15.   BANK ACCOUNTS..............................................50
9.   FINANCIAL COVENANTS OF THE BORROWER....................................50
         9.1.   CAPITAL EXPENDITURES........................................50
         9.2.   MINIMUM EBITDA..............................................51
         9.3.   MAXIMUM OVERADVANCE AMOUNT..................................51
         9.4.   NET WORTH...................................................52
10.   CLOSING CONDITIONS....................................................52
         10.1.   LOAN DOCUMENTS, ETC........................................52
                  10.1.1.   LOAN DOCUMENTS..................................52
                  10.1.2.   SUBORDINATION DOCUMENTS.........................52
         10.2.   CERTIFIED COPIES OF CHARTER DOCUMENTS......................52
         10.3.   CORPORATE, ACTION..........................................52
         10.4.   INCUMBENCY CERTIFICATE.....................................52
         10.5.   VALIDITY OF LIENS..........................................53
         10.6.   PERFECTION CERTIFICATES AND UCC SEARCH RESULTS.............53
         10.7.   CERTIFICATES OF INSURANCE..................................53

         10.8.   AGENCY ACCOUNT AGREEMENTS................................53
         10.9.   BORROWING BASE REPORT....................................53
         10.10.   ACCOUNTS RECEIVABLE AGING REPORT........................53
         10.11.   OPINION OF COUNSEL......................................53
         10.12.   PAYMENT OF FEES.........................................54
         10.13.   PAYDOWN OF OBLIGATIONS UNDER ORIGINAL AGREEMENT.........54
11.   CONDITIONS TO ALL BORROWINGS........................................54
         11.1.   REPRESENTATIONS TRUE; NO EVENT OF DEFAULT................54
         11.2.   NO LEGAL IMPEDIMENT......................................54
         11.3.   GOVERNMENTAL REGULATION..................................54
         11.4.   PROCEEDINGS AND DOCUMENTS................................54
         11.5.   BORROWING BASE REPORT....................................55
12.   EVENTS OF DEFAULT; ACCELERATION; ETC................................55
         12.1.   EVENTS OF DEFAULT AND ACCELERATION.......................55
         12.2.   TERMINATION OF COMMITMENTS...............................58
         12.3.   REMEDIES.................................................59
         12.4.   DISTRIBUTION OF COLLATERAL PROCEEDS......................59
13.   SETOFF..............................................................60
14.   THE AGENT...........................................................61
         14.1.   AUTHORIZATION............................................61
         14.2.   EMPLOYEES AND AGENT......................................61
         14.3.   NO LIABILITY.............................................61
         14.4.   NO REPRESENTATIONS.......................................62
                  14.4.1.   GENERAL.......................................62
                  14.4.2.   CLOSING DOCUMENTATION, ETC....................62
         14.5.   PAYMENTS.................................................63
                  14.5.1.   PAYMENTS TO AGENT.............................63
                  14.5.2.   DISTRIBUTION BY AGENT.........................63
                  14.5.3.   DELINQUENT BANKS..............................63
         14.6.   HOLDERS OF NOTES.........................................64
         14.7.   INDEMNITY................................................64
         14.8.   AGENT AS BANK............................................64
         14.9.   RESIGNATION..............................................64
         14.10.   NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT..........64
         14.11.   DUTIES IN THE CASE OF ENFORCEMENT.......................65
         14.12.   BKB AS AGENT............................................65
15.   EXPENSES AND INDEMNIFICATION........................................65
         15.1.   EXPENSES.................................................65
         15.2.   INDEMNIFICATION..........................................66
         15.3.   SURVIVAL.................................................67
16.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.......................67
         16.1.   SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY........67
         16.2.   CONFIDENTIALITY..........................................67
         16.3.   PRIOR NOTIFICATION.......................................68
         16.4.   OTHER....................................................68




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                                      -v-

17.   SURVIVAL OF COVENANTS, ETC..........................................68
18.   ASSIGNMENT AND PARTICIPATION........................................68
         18.1.   CONDITIONS TO ASSIGNMENT BY BANKS........................68
         18.2.   CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS;
         COVENANTS........................................................69
         18.3.   REGISTER.................................................70
         18.4.   NEW NOTES................................................70
         18.5.   PARTICIPATIONS...........................................71
         18.6.   DISCLOSURE...............................................71
         18.7.   ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER.....71
         18.8.   MISCELLANEOUS ASSIGNMENT PROVISIONS......................72
         18.9.   ASSIGNMENT BY BORROWER...................................72
19.   NOTICES, ETC........................................................72
20.   GOVERNING LAW.......................................................73
21.   HEADINGS............................................................74
22.   COUNTERPARTS........................................................74
23.   WAIVER OF JURY TRIAL................................................74
24.   CONSENTS, AMENDMENTS, WAIVERS, ETC..................................74
25.   SEVERABILITY........................................................75
26.   ENTIRE AGREEMENT....................................................75

                                    SCHEDULES
                                    ---------


 Schedule 1                 Lending Institutions, Commitment, Percentages
 Schedule 6.3               Title To Properties; Leases
 Schedule 6.7               Litigation
 Schedule 6.15              Certain Transactions
 Schedule 6.18              Environmental Compliance
 Schedule 6.20              Bank Accounts
 Schedule 7.7               Insurance
 Schedule 8.1               Existing Indebtedness
 Schedule 8.2               Existing Liens



                                    EXHIBITS
                                    --------

 Exhibit A         Form of Borrowing Base Report
 Exhibit B         Form of Landlord Waiver and Consent
 Exhibit C         Form of Subsidiary Guaranty
 Exhibit D         Form of Note
 Exhibit E         Form of Loan Request
 Exhibit F         Form of Compliance Certificate
 Exhibit G         Form of Assignment and Acceptance
 Exhibit H         Plan

                           SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

     This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of January 1, 1999, by and among (i) CONNECTIVITY PRODUCTS INCORPORATED (the "Borrower"), a Delaware corporation having its principal place of business at 680 Mechanic Street, Leominster, Massachusetts 01453, (ii) the lending institutions listed on SCHEDULE 1, and (iii) BANKBOSTON, N.A., as Agent for itself and the other lending institutions.

                              PRELIMINARY STATEMENT

     The Borrower, NBD and BKB (the "Original Banks") and NBD and BKB in their capacity as co-agents for the Original Banks entered into a Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 31, 1996 (as amended from to time to time prior to the date hereof, the "Prior Credit Agreement"), pursuant to which NBD and BKB made Loans (as such term is defined in the Prior Credit Agreement) to the Borrower. The Borrower has requested, and the Banks and the Agent have agreed, to amend and restate the Prior Credit Agreement in full to reflect prior amendments to the Prior Credit Agreement and further amend the terms and conditions thereof. Accordingly, the Prior Credit Agreement is hereby amended and restated in its entirety as follows:

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ACCOUNTS RECEIVABLE. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

     ADDITIONAL SUBORDINATED NOTE. The 10% Subordinated Note, dated as of May 31, 1996, issued by the Borrower to CTI.

     AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

     AGENCY ACCOUNT BANK. NBD Bank.

     AGENCY ACCOUNT AGREEMENT. That certain Agency Account Agreement, dated as of the Closing Date, by and between BKB and NBD Bank.

     AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     AGENT. BankBoston, N.A. acting as agent for the Banks.

     AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

     APPLICABLE MARGIN. The Applicable Margin for all Loans or with respect to the commitment fees are as set forth in the table below:

    -----------------------------------------------------------
            Revolving
          Credit Loans                  Commitment Fee
    -----------------------------------------------------------

              2.00%                          .50%
    -----------------------------------------------------------


     APPRAISED VALUE OF THE EQUIPMENT. The appraised value of the equipment of the Borrower and its Subsidiaries used or useful in their respective businesses based upon the auction value appraisal conducted by an appraiser acceptable to the Agent and in form and substance satisfactory to the Agent.

     ASSIGNMENT AND ACCEPTANCE. See ss.18.1.

     BALANCE SHEET DATE. September 30, 1998.

     BANKS. BKB and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.18.

     BASE RATE. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     BKB. BankBoston, N.A. (f/k/a The First National Bank of Boston), a national banking association, in its individual capacity.

     BORROWER. As defined in the preamble hereto.

     BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report, which is equal to the sum of:

          (a) eighty-five percent (85%) of Eligible Accounts Receivable for which invoices have been issued and are payable; PLUS

          (b) fifty percent (50%) of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible Inventory; PLUS

          (c) seventy percent (70%) of the Appraised Value of Equipment; PLUS

          (d) the Maximum Overadvance Amount; MINUS

          (e) Reserves;

          The Agent may, in its discretion, from time to time, upon five (5) days' prior notice to the Borrower, (x) reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Agent determines that: (i) the dilution with respect of the Accounts Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or
     (ii) the general creditworthiness of account debtors or other obligors of the Borrower has declined or (y) reduce the lending formula(s) with respect to Eligible Inventory to the extent that the Agent determines that: (i) the number of days of the turnover of the inventory of the Borrower for any period has changed in any material adverse respect, (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or
     (iii) the nature and quality of the inventory of the Borrower has deteriorated in any material respect or the mix of such inventory has changed materially. In determining whether to reduce the lending formula(s), the Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable, Eligible Inventory or in establishing the Reserves.

     BORROWING BASE REPORT. A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of EXHIBIT A hereto.

     BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

     CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (i) the purchase, lease refurbishment, maintenance or repair by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the consolidated balance sheet of such Person in accordance with generally accepted accounting principles or (ii) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease.

     CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the consolidated balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CASH FLOW. With respect to any fiscal period, an amount equal to EBITDA for such period, MINUS, to the extent permitted by ss.9.1, Capital Expenditures made during such period, MINUS cash income taxes paid during such period, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

     CERCLA. See ss.6.18(a).

     CLOSING DATE. The first date on which the conditions set forth inss.10 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

     CODE. The Internal Revenue Code of 1986.

     COLLATERAL. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's commitment to make Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     COMPLIANCE CERTIFICATE. See ss.7.4(f).

     CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of CTI and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     CREDIT AGREEMENT. This Second Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     CTI. Connectivity Technologies, Inc., formerly known as Tigera Group, Inc., a Delaware corporation, in its capacity as limited Guarantor pursuant to the CTI Guaranty.

     CTI GUARANTY. The limited Guaranty of CTI, dated as of May 31, 1998, as amended as of February 24, 1997 and as amended and reaffirmed as of the Closing Date, and as further amended and in effect from time to time, in form and substance satisfactory to the Banks, which Guaranty shall be secured solely by a perfected first priority security interest in, and recourse shall be limited to, all of the capital stock of the Borrower owned by CTI pursuant to the terms of the Stock Pledge Agreement.

     DEFAULT. See ss.12.1.

     DELINQUENT BANK. See ss.14.5.3.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by such Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     DOLLARS or $. Dollars in lawful currency of the United States of America.

     DRAWDOWN DATE. The date on which any Loan is made or is to be made.

     EARNINGS BEFORE INTEREST AND TAXES. The consolidated earnings (or loss) from the operations of the Borrower and its Subsidiaries for any fiscal period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period (including payments, if any, under hedge agreements that are designed to hedge against fluctuations in interest rates or precious metal prices), determined in accordance with generally accepted accounting principles.

     EBITDA. For any period, an amount equal to the sum of (i) Earnings Before Interest and Taxes, plus (ii) depreciation, amortization and all other noncash charges for such period, determined in accordance with generally accepted accounting principles.

     ELIGIBLE ACCOUNTS RECEIVABLE. The aggregate of the unpaid portions of Accounts Receivable of the Borrower and its Subsidiaries (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that the Borrower or each Subsidiary reasonably and in good faith determines to be collectible;
(ii) that are with account debtors or other obligors that (A) are not Affiliates of the Borrower or such Subsidiary, (B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (C) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Agent's reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor;
(iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Agent has a valid and perfected first priority security interest; (vi) that are not outstanding for more than ninety (90) days (except with respect to Accounts Receivable from Anicom, Inc. and any of its Subsidiaries, 120 days) past the earlier to occur of (A) the date of the respective invoices therefor and (B) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (vii) that are not due from an account debtor or other obligor located in Minnesota unless the Borrower (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (viii) that are not due from any single account debtor or other obligor if more than fifteen percent (15%) of the aggregate amount of all Accounts Receivable owing from such account debtor or other obligor would otherwise not be Eligible Accounts Receivable; (ix) that are payable in Dollars;
(x) that are not payable from an office outside of the United States, Puerto Rico, the Virgin Islands and Canada; and (xi) that are not secured by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit. General criteria for Eligible Accounts Receivable may be established and revised from time to time by the Agent in its reasonable business judgement.

     ELIGIBLE ASSIGNEE. Any bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     ELIGIBLE INVENTORY. With respect to the Borrower or any of its Subsidiaries, finished goods, work in progress, supplies, packaging materials and raw materials and component parts inventory owned by the Borrower or such Subsidiary; PROVIDED that Eligible Inventory shall not include any inventory (i) held on consignment, or not otherwise owned by the Borrower or such Subsidiary, or of a type no longer sold by the Borrower or such Subsidiary, (ii) which has been returned by a customer (until an appropriate adjustment has been made to the corresponding Account Receivable and so long as such inventory is undamaged and in saleable condition) or is damaged or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of the Borrower or such Subsidiary unless the Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Agent,
(iv) which is held by the Borrower or such Subsidiary on property leased by the Borrower or a Subsidiary, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agent, (v) as to which appropriate Uniform Commercial Code financing statements showing the Borrower or such Subsidiary as debtor and the Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein, (vi) which has been shipped to a customer of the Borrower or such Subsidiary regardless of whether such shipment is on a consignment basis (unless, with respect to any such inventory held on consignment by a third party, all relevant provisions of ss.ss.2-326 and 9-114 of the Uniform Commercial Code have been complied with and the Agent has a valid and perfected first priority security interest therein),
(vii) which is not located within the United States of America, or (viii) which the Agent reasonably deems to be obsolete or not marketable. General criteria for Eligible Inventory may be established and revised from time to time by the Agent in its reasonable business judgement. Notwithstanding section (iv) of this definition, the requirement for Landlord Consents and Waivers shall be waived with respect to the properties which are leased by the Borrower as of the Closing Date; PROVIDED, HOWEVER, if the lease for any such property shall be amended, restated, renewed or otherwise modified, section (iv) shall once more be in full force and effect.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     ENVIRONMENTAL LAWS. See ss.6.18(a).

     EPA. See ss.6.18(b).

     ERISA. The Employee Retirement Income Security Act of 1974.

     ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

     ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

     EVENT OF DEFAULT. See ss.12.1.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in ss.9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTIES. The CTI Guaranty and the Subsidiary Guaranties.

     GUARANTORS. The Subsidiaries of the Borrower and CTI.

     HAZARDOUS SUBSTANCES. See ss.6.18(b).

     HOPKINS EMPLOYMENT AGREEMENT. That certain employment agreement dated as of June 2, 1997, by and between the Borrower and James Hopkins.

     INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (i) every obligation of such Person for money borrowed,

          (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

          (v) every obligation of such Person under any Capitalized Lease,

          (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

          (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

          (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

          (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

          (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

          (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
     (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

     The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

     INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.X.C. ss.24, Seventh), as amended.

     INTEREST PAYMENT DATE. The last day of each calendar month including the calendar month which includes the Drawdown Date.

     INTEREST PERIOD. Initially, the period commencing on the Drawdown Date of each Loan and ending on the last day of the calendar month in which the Drawdown Date occurs and thereafter, each calendar month; provided that any Interest Period that would end on a day that is not a Business Day, shall end on the next succeeding Business Day.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     LANDLORD CONSENTS AND WAIVERS. The Landlord Consents and Waivers, executed and delivered by each lessor of the Real Estate leased by the Borrower or its Subsidiaries, substantially in the form of EXHIBIT B hereto.

     LOAN DOCUMENTS. This Credit Agreement, the Notes and the Security
Documents.

     LOAN MATURITY DATE. January 31, 2000.

     LOAN REQUEST. See ss.2.6.

     LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to ss.2.

     LOCKBOX ACCOUNT. See ss.7.14.1.

     LOCKBOX AGREEMENT. The lockbox agreement, dated as of April 6, 1999, between the Borrower and BKB.

     MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment.

     MAXIMUM OVERADVANCE AMOUNT. As of any date of determination, the amount set forth in ss.9.3.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

     NET WORTH. The excess of Total Assets over Total Liabilities, LESS, to the extent otherwise includable in the computations of Net Worth, any subscriptions receivable.

     NBD. NBD Bank, a Michigan banking corporation, in its individual capacity.

     NOTES. See ss.2.4.

     NOTE PLEDGE AGREEMENT. The Note Pledge Agreement, dated May 31, 1996, as amended as of February 24, 1997 and as of the Closing Date, and as further amended and in effect from time to time, among the Sellers, CTI and BKB, as the Administrative Agent, in the form and substance satisfactory to the Banks.

     NOTE RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred (i) under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or any of the Notes, (ii) in connection with any interest rate protection arrangements entered into with any of the Banks, or (iii) under other instruments at any time evidencing any thereof and any other indebtedness, obligations or liabilities of the Borrower or any of its Subsidiaries to any of the Banks.

     ORIGINAL BANKS. NBD and BKB.

     OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreement.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted by ss.8.2.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PLAN. The projected results of operations and cash flow of the Borrower, prepared by The Recovery Group, for the thirteen month period from January 1, 1999 through January 31, 2000, in the form of EXHIBIT H.

     PRIOR CREDIT AGREEMENT. That certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 31, 1996, as amended from to time to time prior to the date hereof, by and among the Borrower, the Original Banks, NBD and BKB in their capacity as co-agents for the Original Banks.

     RCRA. See ss.6.18(a).

     REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     REDEMPTION NOTE. The 10% Redemption Note, dated as of May 31, 1996, issued by the Borrower to Kurt Cieszkowski pursuant to the Stock Purchase Agreement in the aggregate principal amount of $822,600.

     REFERENCE PERIOD. The period of four (4) consecutive fiscal quarters or such shorter period of one, two or three consecutive fiscal quarters.

     REGISTER. See ss.18.3.

     RENTAL OBLIGATIONS. All present or future obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (i) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (ii) obligations in respect of any Capitalized Leases or any synthetic leases referred to in clause (vi) of the definition of the term "Indebtedness".

     RESERVES. As determined by the Agent in its reasonable business judgment, such amounts as the Agent may from time to time establish and revise (a) to reflect events, conditions, contingencies or risks which do or may (i) adversely affect either (A) any Collateral, the rights of the Agent or any of the Banks in any Collateral or its value or (B) the security interest and other rights of the Agent or any of the Banks in the Collateral (including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the assets (other than any Collateral) or business or financial condition of the Borrower or any of its Subsidiaries or (b) to reflect the belief of the Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of the Borrower to the Agent or any of the Banks is or may have been incomplete, inaccurate or misleading in any material respect. Reserves may include, but are not limited to: rent, whether for personal or real property and whether or not a lessor's or landlord's waiver, in a form acceptable to the Agent, has been received by the Agent from such lessor or landlord; payables based upon past due normal trade terms; customer deposits; taxes and other governmental charges, whether ad valorem, personal or real property or otherwise and whether or not the tax claims therefor may have priority over the Agent's security interest in any of the Collateral.

     RESTRICTED PAYMENTS. In relation to the Borrower and its Subsidiaries, any
(i) Distribution or (ii) any payment or prepayment by the Borrower or its Subsidiaries to CTI or to any other Affiliate of the Borrower or CTI.

     SARA. See ss.6.18(a).

     SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     SECURITY AGREEMENT. That certain Security Agreement, dated as of October 5, 1995 amended as of May 31, 1996, as further amended as of the Closing Date, between the Borrower and its Subsidiaries and the Agent and in form and substance satisfactory to the Banks and the Agent.

     SECURITY DOCUMENTS. The Guaranties, the Security Agreement, the Lockbox Agreement, the Stock Pledge Agreement, the Note Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

     SELLERS. James S. Harrington; Duane A. Gawron, Trustee of the Living Trust of Duane A. Gawron; Margo Gawron; John E. Pylak, the Trustee of the John E. Pylak Living Trust; Rebecca Pylak; and Kurt Cieszkowski.

     STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement, dated May 31, 1996, as amended as of February 24, 1997 and as of the Closing Date, and as further amended and in effect from time to time, between CTI and the Agent and in form and substance satisfactory to the Banks and the Agent.

     SUBORDINATED DEBT. Indebtedness of the Borrower evidenced or incurred under the Subordinated Debt Documents.

     SUBORDINATION AGREEMENT. The Subordination Agreement, dated as of May 31, 1996, as amended as of February 24, 1997 and as of the Closing Date, and as further amended and in effect from time to time, among the Agent, Kurt Cieszkowski, CTI and the Borrower and in form and substance satisfactory to the Banks.

     SUBORDINATED DEBT DOCUMENTS. The Subordination Agreement, the Redemption Note and the Additional Subordinated Note.

     SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     SUBSIDIARY GUARANTY. The Guaranty made by each Subsidiary in favor of the Banks and the Agent, substantially in the form of EXHIBIT C hereto.

     TAX ALLOCATION AGREEMENT. The Tax Allocation and Indemnification Agreement, dated as of May 31, 1996, by and between CTI and the Borrower.

     TOTAL ASSETS. The sum of (i) all assets ("consolidated balance sheet assets") of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, PLUS (ii) without duplication, all assets leased by the Borrower or any Subsidiary as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been consolidated balance sheet assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease, PLUS (iii) without duplication, all sold receivables referred to in clause (vii) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

     TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time.

     TOTAL LIABILITIES. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries and all other Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

     VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     1.2. RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

          (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

     2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with ss.2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment; PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base. The Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.10 and ss.11, in the case of the initial Loans to be made on the Closing Date, and ss.11, in the case of all other Loans, have been satisfied on the date of such request.

     2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the annual rate equal to the Applicable Margin on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Loan Maturity Date by which the Total Commitment, exceeds the outstanding amount of the Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Loan Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $100,000 or an integral multiple thereof or terminate entirely the Total Commitment whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated, and amounts in respect of such reduced or terminated portion may not be reborrowed.

     2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT D hereto (each a "Note"), dated as of the Closing Date completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.5. INTEREST ON LOANS. Except as otherwise provided in ss.4.8, each Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate PLUS the Applicable Margin.

     2.6. REQUESTS FOR LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT E hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT E hereto) of each Loan requested hereunder (a "Loan Request") one (1) Business Day prior to the proposed Drawdown Date of any Loan. Each such notice shall specify (a) the principal amount of the Loan requested, and (b) the proposed Drawdown Date of each such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or a whole multiple of $25,000 in excess thereof.

     2.7. FUNDS FOR LOAN.

          2.7.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans requested and made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

          2.7.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans requested to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three

     (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

     2.8. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined weekly (or at such other interval as may be specified pursuant to ss.7.4(f)) by the Agent by reference to the Borrowing Base Report, commercial finance and collateral audit reports, and the Appraised Value of Equipment. In the case of a reduction in the lending formula with respect to Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective five (5) days after its receipt by the Borrower, and in the case of any change in the general criteria for Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective upon its receipt by the Borrower. In the case of a change in the Borrower Base resulting from a change in the Appraised Value of Equipment based upon the results of any such appraisal or reappraisal, such notice shall be effective thirty (30) days after its receipt by the Borrower. Prior to the time that such notice becomes effective the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

                           3. REPAYMENT OF THE LOANS.

     3.1. MATURITY. The Borrower promises to pay on the Loan Maturity Date, and there shall become absolutely due and payable on the Loan Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.2. MANDATORY REPAYMENTS OF LOANS. If at any time the outstanding amount of the Loans exceeds the lesser of (i) the Total Commitment and (ii) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans. Each prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     3.3. OPTIONAL REPAYMENTS OF LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Agent, no later than 11:00 a.m. (Boston time) at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this ss.3.3 of any Loans, specifying the proposed date of prepayment of such Loans. Each such partial prepayment of the Loans shall be in an integral multiple of $100,000, and shall be applied, in the absence of instruction by the Borrower, to the principal of such Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                         4. CERTAIN GENERAL PROVISIONS.

     4.1. CLOSING FEE. The Borrower agrees to pay to the Agent for the PRO RATA accounts of the Banks on the Closing Date a closing fee in the amount of $25,000.


     4.2. AGENT'S FEE. The Borrower shall pay to the Agent annually in advance, for the Agent's own account, on May 31, and on each anniversary of such date, an Agent's fee in the amount of Five Thousand Dollars ($5,000).

     4.3. FUNDS FOR PAYMENTS.

          4.3.1. PAYMENTS TO AGENT. All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Agent in Dollars, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other place that the Agent may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts time or other local time at the place of payment) and in immediately available funds.

         4.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     4.4. COMPUTATIONS. All computations of interest on the Loans and of commitment fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

     4.5. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. On or before the date it becomes a party to this Credit Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to this ss.4.5 invalid or inaccurate, each Bank that is organized under the laws of a jurisdiction outside the United States shall (but, with respect to any renewal or change in status, if legally able to do so) deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or subsequent version thereto, properly completed and duly executed by such Bank establishing that such payment is (1) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with conduct by such Bank of a trade or business in the United States or (2) totally exempt from United States Federal withholding tax, or (other than in the case of such Bank on the date such Bank became a party to this Credit Agreement), subject to a reduced rate of such tax under a provision of an applicable tax treaty. The Borrower shall not be required to pay any additional amounts to any Bank pursuant to ss.4.3 or this ss.4.5 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of the preceding sentence.

     Any Bank claiming any additional amounts payable pursuant to ss.4.3 or this ss.4.5 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or substantially reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and absolute determination of such Bank be otherwise disadvantageous to such Bank, which determination by such Bank shall be conclusive.

     If a Bank or the Agent shall become aware that it is entitled to receive a refund in respect of taxes as to which it has been indemnified by the Borrower pursuant to ss.4.3 or this ss.4.5, it shall promptly notify the Borrower of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank or the Agent, as applicable, receives a refund in respect of any taxes to which it has been indemnified by the Borrower pursuant to ss.4.3 or this ss.4.5, it shall promptly repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under ss.4.3 or this ss.4.5 with respect to such refund), net of all out-of-pocket expenses (including taxes imposed with respect to such refund) of such Bank or the Agent, as applicable, and without interest; PROVIDED, HOWEVER, that the Borrower, upon the request of such Bank or the Agent, as applicable, agrees to return such refund (plus penalties, interest or other charges) to such Bank or the Agent in the event such Bank or the Agent is required to repay such refund.

     4.6. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     4.7. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.ss.4.5 or 4.6 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

     4.8. INTEREST AFTER DEFAULT. During the continuance of a Default or Event of Default the principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts (if overdue) payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to six percent (6%) above the Base Rate until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to ss.24.

                     5. COLLATERAL SECURITY AND GUARANTIES.

     5.1. SECURITY OF BORROWER AND ITS SUBSIDIARIES. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower and each of its Subsidiaries, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower or such Subsidiary is a party.

     5.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Subsidiary Guaranties. The obligations of the Borrower's Subsidiaries under such Guaranties shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

     5.3. GUARANTY AND SECURITY OF CTI. The Obligations shall also be guaranteed pursuant to the terms of the CTI Guaranty. The obligations of CTI shall be in turn secured solely by a perfected first priority security interest in, and recourse shall be limited to, all of the capital stock of the Borrower owned by CTI, pursuant to the terms of the Stock Pledge Agreement.

     5.4. PLEDGE OF SUBORDINATED NOTES. The Obligations shall also be secured by a perfected first priority security interest in the Redemption Note and Additional Subordinated Note, pursuant to the terms of the Note Pledge Agreement.

                       6. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Banks and the Agent as follows:

     6.1. CORPORATE AUTHORITY.

          6.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

          6.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any material agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

          6.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     6.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 6.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     6.4. FINANCIAL STATEMENTS AND PROJECTIONS.

          6.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each calendar year.

          6.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a Consolidated balance sheet of CTI and its Subsidiaries and a balance sheet of the Borrower, each as at the Balance Sheet Date, and a Consolidated statement of income of CTI and its Subsidiaries and a statement of income of the Borrower, each for the fiscal year then ended, certified by Ernst & Young LLP. Such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of CTI and its Subsidiaries and the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower, CTI or any of its Subsidiaries as of the respective date of each balance sheet delivered pursuant to this ss.6.4.2 involving material amounts, which were not disclosed in such balance sheets and the notes related thereto or in this Credit Agreement or the schedules thereto.

          6.4.3. PROJECTIONS. The Plan, a copy of which has been delivered to each Bank, discloses all assumptions made with respect to general economic, financial and market conditions used in formulating the Plan. To the knowledge of the Borrower, no facts exist that (individually or in the aggregate) would result in any material change in any of the Plan. The Plan is based upon reasonable estimates and assumptions, has been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower of the results of operations and other information projected therein.

     6.5. NO MATERIAL CHANGES, ETC. (a) Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower or CTI and its Subsidiaries as shown on or reflected in the balance sheets of the Borrower and CTI and its Subsidiaries, each as at the Balance Sheet Date, or the statements of income for the fiscal quarter then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or CTI or any of its Subsidiaries. Since the Balance Sheet Date, the Borrower has not made any Distribution.

     (b) Each of the Borrower and each of its Subsidiaries (before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amounts required to pay its liabilities on existing Indebtedness as such Indebtedness became due, and (iv) has, and expects to have, access to adequate capital for the conduct of its business and the ability to pay its Indebtedness from time to time incurred in connection with the operation of its business as such Indebtedness matures.

     6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     6.7. LITIGATION. Except as set forth in SCHEDULE 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

     6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

     6.10. TAX STATUS. The Borrower and its Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     6.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     6.15. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 6.15 and except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     6.16. EMPLOYEE BENEFIT PLANS.

          6.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          6.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower or an ERISA Affiliate may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or an ERISA Affiliate without liability to any Person other than for claims arising prior to termination.

          6.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any

     Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities by more than $100,000.

          6.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

          6.17. USE OF PROCEEDS.

          6.17.1. GENERAL. The proceeds of the Loans shall be used for working capital and general corporate purposes solely in accordance with the Plan.

          6.17.2. REGULATIONS U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

          6.17.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within 30 days thereafter, any Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary.

     6.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, has determined that to the best of the Borrower's knowledge, except as set forth on
SCHEDULE 6.18 hereto:

          (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), the costs of remediation of which violation, including any fines, penalties or fees in connection therewith, are in excess of $10,000 in the aggregate and which violation would otherwise have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

          (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, the costs associated with any of the foregoing either individually or in the aggregate is in the excess of $10,000 in the aggregate;

          (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

          (d) none of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

     6.19. SUBSIDIARIES, ETC. The Borrower has no Subsidiaries. The Borrower is the only Subsidiary of CTI. Neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

     6.20. BANK ACCOUNTS. SCHEDULE 6.20 sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries.

     6.21. YEAR 2000 PROBLEM. The Borrower and its Subsidiaries have (i) reviewed the areas within their businesses and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e. that computer applications, imbedded microchips and other systems used by the Borrower or any of its Subsidiaries or any of its material vendors, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner, and (iii) committed adequate resources to support the Year 2000 plan of the Borrower and its Subsidiaries. Based upon such review, the Borrower reasonably believes that the Borrower and its Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries.

     6.22. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower or any of its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

                    7. AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     7.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Leominster, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

     7.3. RECORDS AND ACCOUNTS. The Borrower will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage Ernst & Young LLP or other independent certified public accountants satisfactory to the Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent.

     7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

          (a) as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrower, (i) (A) the Consolidated balance sheet of CTI and its Subsidiaries, and (B) consolidated balance sheet of the Borrower and its Subsidiaries, in each case as at the end of such year, and the related consolidated or, as the case may be, Consolidated statements of income and consolidated or as the case may be, Consolidated statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified by Ernst & Young LLP or by other nationally recognized independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Event of Default with respect to any covenant set forth in ss.9, or, if such accountants shall have obtained knowledge of any such then existing Event of Default they shall disclose in such statement any such Event of Default; PROVIDED that such accountants shall not be liable to the Banks for failure to obtain knowledge of any such Event of Default, and (ii) the unaudited consolidating balance sheets of each of (A) CTI and its Subsidiaries, and (B) the Borrower and its Subsidiaries, in each case as at the end of such year, and the related unaudited consolidating statements of income and unaudited consolidating statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidating statements to be in reasonable detail, prepared by management in accordance with the past financial practices of CTI and its Subsidiaries, or as the case may be, the Borrower and its Subsidiaries and with a certification by the chief financial officer of CTI, or as the case may be, the Borrower that such financial statements fairly present the financial condition of CTI and its Subsidiaries, or as the case may be, the Borrower and its Subsidiaries on the date thereof and the results of operations of CTI and its Subsidiaries, or as the case may be, the Borrower and its Subsidiaries for the period covered thereby;

          (b) as soon as practicable, but in any event not later than forty-five
     (45) days after the end of each of the fiscal quarters of the Borrower, copies of the (i) unaudited Consolidated balance sheet of CTI and its Subsidiaries, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of each of (i) CTI and its Subsidiaries, and (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarter, and the related consolidated, or as the case maybe, Consolidated statement of income and the consolidated, or as the case maybe, Consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of CTI's, or as the case may be, the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the chief financial officer of CTI, or as the case may be, the Borrower that the information contained in such financial statements fairly presents the financial position of CTI and its Subsidiaries, or as the case may be, the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of CTI and its Subsidiaries, (i) unaudited monthly (A) Consolidated financial statements of CTI and its Subsidiaries, and (B) the consolidated financial statements of the Borrower and its Subsidiaries for such month and (ii) unaudited monthly consolidating financial statements of each of (A) CTI and its Subsidiaries, and (B) the Borrower and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of each of CTI and the Borrower that the information contained in such financial statements fairly presents the financial condition of each of (i) CTI and its Subsidiaries, and (ii) the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a), (b) and (c) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT F hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.9 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or CTI;

          (f) on Tuesday of each calendar week or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of the immediately preceding calendar week, together with a certificate indicating that the Borrower has not exceeded the Maximum Overadvance Amount for such week (recognizing that Eligible Inventory shall be determined as at the end of the immediately preceding calendar month or other date so requested by the Agent);

          (g) within fifteen (15) days after the end of each calendar month, an Accounts Receivable aging report;

          (h) within sixty (60) days after December 31, 1998 or at such other time as the Agent may reasonably request, an inventory report based upon a physical inventory of the Borrower as of each such date;

          (i) contemporaneously with the delivery thereof, copies of all accountants' management letters delivered to the Borrower or any of its Subsidiaries;

          (j) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request;

          (k) no later than forty-five (45) days after the end of each fiscal quarter of 1999, updated fiscal year 1999 projections based on CTI's and its Subsidiaries' actual performance for such fiscal quarter;

          (l) on Tuesday of each calendar week, weekly cash flow variance reports (actual, by line item, as compared to the Plan, by line item) as at the end of the immediately preceding calendar week;

          (m) on Tuesday of each calendar week, weekly reports on performance (actual, by line item, as compared to the Plan, by line item) as at the end of the immediately preceding calendar week, and on the first Tuesday of each calendar month, monthly reports testing performance against the Plan (actual, by line item, as compared to the Plan, by line item);

          (n) on Tuesday of each calendar week, satisfactory in form and substance to the Agent, a written status report as of the end of the prior calendar week as to any offers to purchase all or a part of the Borrower or its businesses;

          (o) promptly within five (5) Business Days of the Borrower's receipt, copies of all letters of intent, purchase and sale agreements or other material documentation evidencing an intention or offer to purchase all or a part of the Borrower or its business; and

          (p) on the last Business Day of each calendar quarter, a certificate signed by a responsible officer of the Borrower, (i) concerning the status of the Borrower's program to address Year 2000 issues, including updates and progress reports, and (ii) stating that the Borrower has made a determination that all computer applications or systems which are material to the operations of the Borrower will be Year 2000 Compliant on a timely basis, except to the extent that such failure could not be expected to have a material adverse effect on the business, operations or financial condition of the Borrower.

     7.5. NOTICES.

          7.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or of a claimed default under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, and which would reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries, taken as a whole, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          7.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries, taken as a whole, or the Agent's security interests pursuant to the Security Documents.

          7.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

          7.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries, taken as a whole, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $100,000.

          7.5.5. NOTICE OF TERMINATION OF EMPLOYMENT OF JAMES HOPKINS. The Borrower will deliver to the Agent and the Banks, promptly upon the Borrower's receipt thereof, any notice of termination of employment of James Hopkins under the Hopkins Employment Contract.

     7.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and CTI and will not, and will not cause or permit any of its Subsidiaries or CTI to, convert to a limited liability company. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this ss.7.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

     7.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement and SCHEDULE 7.7.

     7.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     7.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

          7.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Agent may, at the Borrower's expense, participate in or observe any physical count of inventory included in the Collateral.

          7.9.2. COLLATERAL REPORTS. As frequently as the Agent shall determine, the Agent may conduct a commercial finance exam, which exam shall, inter alia, indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respect based upon a review of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or its applicable Subsidiary) and inventory (including verification as to the value, location and respective types). In addition to the foregoing, prior to inclusion in the Borrowing Base of any assets acquired by the Borrower or any of its Subsidiaries after the Closing Date, the Banks shall be permitted to conduct a commercial finance exam with respect to such assets to determine their eligibility. All such exams and reports shall be conducted and made at the expense of the Borrower and may include examination of all books, records and financial information determined to be relevant by either of the Banks.

          7.9.3. APPRAISALS. No more frequently than once each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (ii) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

          7.9.4. ENVIRONMENTAL ASSESSMENTS. If an Event of Default with respect to ss.ss.6.18, or ss.7.10, (regarding Environment Laws), or ss.8.8 shall have occurred and be continuing, the Agent may obtain an environmental assessment or audit of the Real Estate prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Real Estate and (ii) whether the use and operation of such Real Estate complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Real Estate including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

          7.9.5. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.7.9.5.

     7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws,
(iii) in all material respects all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the

Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     7.11. EMPLOYEE BENEFIT PLANS. The Borrower will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and
(ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

     7.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for purposes set forth in ss.6.17.

     7.13. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, the Borrower or any of its Subsidiaries acquires or leases for a term in excess of five (5) years real estate used as a manufacturing or warehouse facility, the Borrower shall, or shall cause such Subsidiary to, forthwith deliver to the Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as was required for Real Estate of the Borrower or such Subsidiary as of the Closing Date. The Borrower further agrees that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

     7.14. BANK ACCOUNTS.

          7.14.1. GENERAL.

               (a) On or prior to the Closing Date, the Borrower will, and will cause each of its Subsidiaries to, (i) establish a depository account (the "Lockbox Account") under the control of the Agent, in the name of the Borrower, as contemplated by the terms of the Lockbox Agreement,
          (ii) instruct all account debtors and other obligors, pursuant to notices of assignment and instruction letters or statement on the invoices of the Borrower or such Subsidiary delivered to such account debtor or obligor, in each case, in form and substance satisfactory to the Agent, of the security interest of the Agent in such Accounts Receivable and to remit all cash proceeds of Accounts Receivable to the Lockbox Account, (iii) direct the Agency Account Bank to cause all funds held in the depository account(s) maintained with such Bank to be transferred no less frequently than once each day to, and only to, the Lockbox Account, and (iv) for the interval prior to the time when all cash proceeds of Accounts Receivable are remitted pursuant to (ii) hereof, on a daily basis collect and ship by U.S. Express Mail to P.O. Box #3554, Boston, MA 02241-3554 (the post office box for the Lockbox Account) all cash proceeds of Accounts Receivable.

               (b) In the event that, notwithstanding the issuance of such notices of assignment and instruction letters or statement on any invoice of the Borrower or its Subsidiaries and compliance by the Borrower and its Subsidiaries with the provisions of ss.7.14.1(a), the Borrower or any of its Subsidiaries receives any cash, checks or other payments or proceeds of Collateral, such Borrower or such Subsidiary (except as otherwise provided in the following sentence) shall, immediately upon receipt thereof, in the identical form received, cause such cash, checks and other payments and proceeds (except for any endorsements thereon which may be required by the Agent), to be sent directly to the Lockbox Account. Prior to payment into the Lockbox Account, all such items shall be held in trust by the Borrower or such Subsidiary for the benefit of the Agent and the Banks.

               (c) The Agent shall on the first Business Day immediately following the receipt by the Agent of any and all cash proceeds from account debtors, obligors or (as the case may be) the Borrower or any Subsidiary so deposited in the Lockbox Account (or such later date as the Agent determines that good collected funds will be received by the Agent), and on a provisional basis until final receipt of good collected funds, apply all such cash proceeds which were deposited to the Lockbox Account in the form of money, checks or like items as follows:

                    (i) FIRST, to pay amounts due and payable under the Loans or any of the Loan Documents;

                    (ii) SECOND, to reduce the Loans; and

                    (iii) THIRD, so long as no Default or Event of Default shall have occurred and be continuing, any remaining funds shall be made available by the Agent to the Borrower in the Borrower's operating account, which shall be kept with the Agent.

               Following the occurrence and during the continuance of a Default or Event of Default of which the account officer's of the Agent active on the Borrower's account have knowledge, all funds transferred to the Lockbox Account and for which the Borrower has received credit shall be applied to the Obligations in accordance with ss.12.4.

               The Borrower shall not have any right to withdraw amounts in the Lockbox Account. Subject to satisfaction of the conditions set forth in ss.11, amounts prepaid pursuant to clauses (ii) above may be reborrowed. For purposes of the foregoing provisions of this ss.7.14.1, the Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Agent before 3:00 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credit by the Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Agent in accordance with the Agent's customary procedures and practices for collecting provisional items.

               (d) The Borrower agrees to pay to the Agent any and all normal and customary fees, costs and expenses which the Agent incurs in connection with the opening of and maintaining the Lockbox Account and depositing for collection by the Agent any check or other item of payment. Absent gross negligence or willful misconduct by the Agent, the Borrower agrees to indemnify the Agent and each of the Banks and to hold the Agent and each of the Banks harmless from and against any loss, cost or expense sustained or incurred by the Agent or any of the Banks on account of any claims arising in connection with the Agent's operation of the Lockbox Account.

          7.14.2. ACKNOWLEDGMENT OF APPLICATION.

          (a) The Borrower hereby agrees that all amounts received by the Agent in the Lockbox Account will be the sole and exclusive property of the Agent, for the accounts of the Banks and the Agent, to be applied in accordance ss.7.14.1.

          (b) The proceeds of the Lockbox Account, which may be transferred to the Borrower's operating account, pursuant to ss.7.14.1(c)(iii), shall be used solely for working capital purposes.

     7.15. LANDLORD CONSENTS. The Borrower and its Subsidiaries shall diligently pursue the negotiation and execution of Landlord Consents and Waivers in favor of the Agent with respect to any lease entered into by the Borrower or any of its Subsidiaries subsequent to May 31, 1996, to the extent that such Landlord Consents and Waivers have not been obtained prior to the Closing Date.

     7.16. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     8.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

          (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.7.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Subordinated Debt;

          (g) obligations under Capitalized Leases;

          (h) purchase money indebtedness incurred in connection with the acquisition after the date hereof of any personal property by the Borrower or such Subsidiary, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $150,000 at any one time; and

          (i) Indebtedness existing on the date hereof and listed and described on SCHEDULE 8.1 hereto.

     8.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights general intangibles, chattel paper or instruments or any other "receivables" as defined in clause (vii) of the definition of the term "Indebtedness," with or without recourse; or (vi) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents and other than customary anti-assignment provisions in leases and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business, PROVIDED that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

          (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

          (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.8.1(d);

          (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

          (g) liens existing on the date hereof and listed on SCHEDULE 8.2 hereto;

          (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.8.1(h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

          (i) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

     8.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment, except Investments in demand deposits and time deposits at one of the Banks.

     8.4. RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments, other than payments:

          (a) by the Borrower, pursuant to the Stock Pledge Agreement, for the repurchase by the Borrower from Kurt Cieszkowski of certain of the shares of the common stock of the Borrower;

          (b) by the Borrower to CTI required to be paid by the Borrower under the Tax Allocation Agreement to permit CTI to pay income, franchise and other taxes and governmental levies attributable to the Borrower and owed or payable by CTI, PROVIDED such dividends or payments shall not be made until a date which is not more than fifteen (15) days prior to the date such payments are due and payable pursuant to the Tax Allocation Agreement; and

          (c) by the Borrower to CTI to pay costs, fees and expenses on behalf of the Borrower so long as any such payments are included in the calculation of EBITDA.

     8.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

          8.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower.

          8.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices.

     8.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     8.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on SCHEDULE
6.18 hereto, the Borrower will not, and will not permit any of its Subsidiaries to, take any of the following actions if such action would violate any Environmental Law or bring any Real Estate in violation of any Environmental
Law: (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate, or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     8.8. SUBORDINATED DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, (i) amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay, redeem or repurchase or make any payment in defeasance of any of the Subordinated Debt or send any notice of redemption, prepayment, repurchase or defeasance with respect to any Subordinated Debt or
(ii) amend, supplement or otherwise modify the terms of the Stockholder's Agreement if such amendment, supplement or modification of the Stockholder's Agreement could reasonably be expected to adversely affect the Agent's or the Banks' rights or interests or impact the Borrower's ability to fulfill its obligations under the Loan Documents.

     8.9. MODIFICATION OF DOCUMENTS. The Borrower will not consent to or agree to any amendment, supplement or other modification to the Tax Allocation Agreement which affects, in a manner adverse to the Borrower, the amount or timing of payments required to be made by the Borrower thereunder, or if such amendment, supplement or modification could reasonably be expected to adversely affect the Agent's or any Banks' rights or interests or impact the Borrower's abilities to fulfill their obligations under the Loan Documents.

     8.10. UPSTREAM LIMITATIONS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to enter into any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of any nature whatsoever or to make transfers or distributions of all or any part of its assets to the Borrower or to any Subsidiary of such Subsidiary.

     8.11. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

          (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

          (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code; or

          (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed

     Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities by more than the amount set forth in ss.6.16.3.

     8.12. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

     8.13. FISCAL YEAR. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in ss.6.4.1.

     8.14. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 6.15, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

     8.15. BANK ACCOUNTS.

     The Borrower will not, and will not permit any of its Subsidiaries to, (i) establish any bank accounts other than the accounts, listed on SCHEDULE 6.20, without the Agent's prior written consent, (ii) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account, or (iii) deposit into any of the payroll accounts listed on SCHEDULE
6.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

                     9. FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     9.1. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures which exceed $20,000 in the aggregate during any calendar month, PROVIDED, HOWEVER, that if during any calendar month the amount of Capital Expenditures permitted for that calendar month is not so utilized, such unutilized amount may be utilized in the next succeeding calendar month, but in no event shall the aggregate amount of all Capital Expenditures made during the months of February, 1999 through January, 2000 exceed $240,000.

     9.2. MINIMUM EBITDA. The Borrower will not permit EBITDA at the end of any calendar month to be less than the amount set forth opposite such month in the table below:

    ---------------------------------------------------

        Month                  Minimum EBITDA
    ---------------------------------------------------
    January 1999                  ($109,300)
    ---------------------------------------------------
    February 1999                   $71,700
    ---------------------------------------------------
    March 1999                     $241,100
    ---------------------------------------------------
    April 1999                     $219,400
    ---------------------------------------------------
    May 1999                       $335,200
    ---------------------------------------------------
    June 1999                      $403,800
    ---------------------------------------------------
    July 1999                      $122,000
    ---------------------------------------------------
    August 1999                    $344,800
    ---------------------------------------------------
    September 1999                 $386,800
    ---------------------------------------------------
    October 1999                   $233,600
    ---------------------------------------------------
    November 1999                  $244,600
    ---------------------------------------------------
    December 1999                   $89,700
    ---------------------------------------------------


     9.3. MAXIMUM OVERADVANCE AMOUNT. The Borrower will not permit the Maximum Overadvance Amount during any period set forth below to exceed the amount set forth opposite such period in the table below:


 -------------------------------------------------------------------------------
                          Maximum Overadvance            Maximum Over-
              Period       Amount at any time           advance Amount
                           during the period             at month end
 -------------------------------------------------------------------------------
 02/26/99-03/30/99            $6,870,000                  $6,870,000
 -------------------------------------------------------------------------------
 03/31/99-04/29/99            $6,845,000                  $6,845,000
 -------------------------------------------------------------------------------
 04/30/99-05/30/99            $6,927,800                  $6,820,000
 -------------------------------------------------------------------------------
 05/31/99-06/29/99            $6,808,500                  $6,795,000
 -------------------------------------------------------------------------------
 06/30/99-07/29/99            $6,925,600                  $6,770,000
 -------------------------------------------------------------------------------
 07/30/99-08/30/99            $6,670,000                  $6,670,000
 -------------------------------------------------------------------------------
 08/31/99-09/29/99            $6,570,000                  $6,570,000
 -------------------------------------------------------------------------------
 09/30/99-10/28/99            $6,734,200                  $6,470,000
 -------------------------------------------------------------------------------
 10/29/99-11/29/99            $6,370,000                  $6,370,000
 -------------------------------------------------------------------------------
 11/30/99 12/31/99            $6,170,000                  $6,170,000
 -------------------------------------------------------------------------------
 01/01/00-01/31/99            $5,970,000                  $5,970,000
 -------------------------------------------------------------------------------
 thereafter                   $5,770,000                  $5,770,000
 -------------------------------------------------------------------------------

     9.4. NET WORTH. The Borrower will not permit Net Worth at any time to be less than the product of (x)(i) the Net Worth on the Closing Date PLUS (ii) on a cumulative basis, 100% of positive Net Income for each fiscal quarter beginning with the fiscal quarter ended March 31, 1999, PLUS (iii) 100% of the proceeds of any sale by the Borrower of (A) equity securities issued by the Borrower, or (B) warrants or subscription rights for equity securities issued by the Borrower, multiplied by (y) eighty five percent (85%).

                             10. CLOSING CONDITIONS.

     The obligations of the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to April __, 1999:

     10.1. LOAN DOCUMENTS, ETC.

          10.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

          10.1.2. SUBORDINATION DOCUMENTS. Any amendment to the Subordination Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     10.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

     10.3. CORPORATE, ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     10.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents and Subordination Documents to which the Borrower or such Subsidiary is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests; and
(iii) to give notices and to take other action on its behalf under the Loan Documents.

     10.5. VALIDITY OF LIENS. The Security Documents shall continue to be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     10.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     10.7. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

     10.8. AGENCY ACCOUNT AGREEMENTS. The Borrower shall have established the Lockbox Account, and the Agent shall have received an Agency Account Agreement executed by NBD Bank.

     10.9. BORROWING BASE REPORT. The Agent shall have received from the Borrower the initial Borrowing Base Report dated as of the Closing Date.

     10.10. ACCOUNTS RECEIVABLE AGING REPORT. The Banks shall have received from the Borrower the most recent Accounts Receivable aging report of the Borrower and its Subsidiaries dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrower shall have notified the Banks in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Banks with such supplementary documentation as the Banks may reasonably request.

     10.11. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Craig and Macauley as (a) counsel to the Borrower and (b) counsel to CTI.

     10.12. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the Closing Fee pursuant toss.4.1 and the Agent's fee pursuant to ss.4.2.

     10.13. PAYDOWN OF OBLIGATIONS UNDER ORIGINAL AGREEMENT. The Borrower shall have repaid Obligations outstanding under, and as defined in, the Original Agreement in cash by an amount not less than $921,962. Of this amount, $30,000 shall be applied to payments of principal in inverse order of their maturity, and may not be reborrowed.

                        11. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

     11.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     11.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     11.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     11.5. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with ss.7.4(f) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan.

                    12. EVENTS OF DEFAULT; ACCELERATION; ETC.

     12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply, within any applicable grace period set forth in this ss.12 or in the applicable covenant, with any of its covenants contained in ss.ss.7.1, 7.4, 7.5.1, 7.5.3, the first sentence of ss.7.6, ss.ss.7.7 through 7.12, 8 or 9;

          (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.12.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount greater than $100,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount greater than $100,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) CTI or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of CTI or any of its Subsidiaries or of any substantial part of the assets of CTI or any of its Subsidiaries or shall commence any case or other proceeding relating to CTI or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against CTI or any of its Subsidiaries and CTI or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating CTI or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of CTI or any Subsidiary of CTI in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against CTI or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against CTI or any of its Subsidiaries exceeds in the aggregate $100,000 and CTI shall have failed to provide evidence satisfactory to the Banks that such judgment or award is fully covered by independent third-party insurance;

          (j) CTI shall accelerate the maturity of all or any part of the Subordinated Debt or all or any part of the Subordinated Debt shall be prepaid, redeemed or repurchased;

          (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (l) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $100,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $100,000, or any of the following occurs with respect to a Guaranteed Pension Plan:
     (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), PROVIDED that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $100,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

          (m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty
     (30) days;

          (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole;

          (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole;

          (p) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary included in the Borrowing Base or any assets of the Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $100,000;

          (q) CTI shall at any time, legally or beneficially own less than ninety-seven and seventy-nine tenths percent (97.79%) of the capital stock of the Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Borrower; or

          (r) any Guaranty shall be cancelled, terminated, revoked or rescinded;

then, and in any such event, so long as the same may be continuing, (i) the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents, or (ii) any Bank, with respect to all amounts owing to such Bank following at least forty-five (45) days prior written notice to the other Banks of its intent to accelerate the Obligations owing to such Bank may, in either case declare such amounts owing to such Bank with respect to this Credit Agreement, the Notes and the other Loan Documents, to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in ss.ss.12.1(g), 12.1(h) or 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     12.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in ss.12.1(g), ss.12.1(h) or ss.12.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

     12.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.12.1, each Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     12.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that (i) distributions shall be made (A) PARI PASSU among Obligations with respect to the Agent's fee payable pursuant to ss.4.2 and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks PRO RATA, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   13. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 14. THE AGENT.

     14.1. AUTHORIZATION.

          (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

          (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

          (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     14.2. EMPLOYEES AND AGENT. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     14.4. NO REPRESENTATIONS.

          14.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          14.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in ss.10, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent active upon the Borrower's account shall have received notice from such Bank not less than five (5) days prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent to such effect on or prior to the Closing Date.

     14.5. PAYMENTS.

          14.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          14.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          14.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or (ii) to comply with the provisions of ss.13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     14.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     14.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by ss.15), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     14.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

     14.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.14.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     14.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     14.12. BKB AS AGENT. Effective as of the Closing Date, to the extent not previously assigned, NBD assigns to BKB all rights and duties of the "Administrative Agent" under the Prior Agreement. From and after the Closing Date, BKB shall be the sole Agent under and as defined in this Credit Agreement and the other Loan Documents.

                        15. EXPENSES AND INDEMNIFICATION.

     15.1. EXPENSES. The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (vii) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

     15.2. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (ii) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (iv) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.15.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     15.3. SURVIVAL. The covenants contained in this ss.15 shall survive payment or satisfaction in full of all other Obligations.

               16. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     16.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

     16.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this ss.16, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in ss.16.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of ss.18.6. Moreover, each of the Agent, the Banks and any Section 20 Subsidiary is hereby expressly permitted by the Borrower to refer to any of the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Agent, such Bank or such Section 20 Subsidiary and, for such purpose, the Agent, such Bank or such Section 20 Subsidiary may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses.

     16.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

     16.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank under this ss.16 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans from any Bank.

                         17. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        18. ASSIGNMENT AND PARTICIPATION.

     18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (i) after giving effect to all such assignments the number of Banks shall not exceed five (5), and (ii) other than with respect to assignments by any Bank to Affiliates of such Bank and so long as no Default or Event of Default shall have occurred and be continuing, that the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, and the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.18.3, be released from its obligations under this Credit Agreement.

     18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.6.4 and ss.7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

     18.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

     18.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and

Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.18.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

     18.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     18.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this ss.18.6 an assignee or participant or potential assignee or participant may include a counter party with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document.

     18.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.12.1 or ss.12.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.12.1 or ss.12.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation. The provisions of this ss.18.7 shall not apply to an assignee Bank or participant which is also a Bank on the Closing Date or to an assignee Bank or participant which has disclosed to the other Banks that it is an Affiliate of the Borrower and which, following such disclosure, has been excepted from the provisions of this ss.18.7 in a writing signed by the Majority Banks determined without regard to the interest of such assignee Bank or transferor Bank, to the extent of such participation, in Loans.

     18.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.15 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this ss.18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     18.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                19. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 680 Mechanic Street, Leominster, Massachusetts 01453, Attention: President, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to CTI, at 680 Mechanic Street, Leominster, Massachusetts 01453, Attention: President, or such other address as CTI shall last have furnished in writing to the Person giving the notice;

          (c) if to the Agent, at 100 Federal Street, Boston, MA 02110,
     Attention: W. Douglass Vannah, Vice President, Mail Stop 01-06-01, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (d) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               20. GOVERNING LAW.

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE

OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  21. HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                22. COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                            23. WAIVER OF JURY TRIAL.

     The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     24. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the principal amount of the Loans may not be decreased (other than as permitted by the terms of this Credit Agreement), the maturity of or any scheduled principal payment date or Interest Payment Date may not be extended, and the rate of interest on the Notes (other than interest accruing pursuant to ss.4.8 followinG the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) or the amount of the commitment fee may not be decreased without the written consent of each Bank affected thereby; the amount of the Commitments may not be increased without the written consent of the Borrower and of each Bank affected thereby; the Loan Maturity Date may not be postponed without the written consent of each Bank affected thereby; this ss.24 and the definition of Majority Banks may not bE amended, and none of the Guaranties nor all or substantially all of the assets of the Borrower or any of its Subsidiaries may be released, without the written consent of all of the Banks; and the amount of the Agent's fee and ss.14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation noT expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                25. SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                              26. ENTIRE AGREEMENT.

     This Credit Agreement and the other Loan Documents constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein. This Credit Agreement replaces the Prior Credit Agreement, as amended, between the Borrower and the Bank and all loans and letters of credit outstanding thereunder or otherwise designated by the Agent shall be deemed to be outstanding hereunder on the date of this Credit Agreement. From and after the date of this Credit Agreement such Prior Credit Agreement shall have no further force or effect. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.24.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.



WITNESS:                           CONNECTIVITY PRODUCTS
                                   INCORPORATED



Brenda T. Letaurneau               By: /s/ James M. Hopkins
-------------------------              -----------------------------------------
                                       Name:   James M. Hopkins
                                       Title:  President and CEO


                                   BANKBOSTON, N.A.,
                                   individually and as Agent



                                   By:
                                       -----------------------------------------
                                       Name:   W. Douglass Vannah
                                       Title:  Vice President


                                   NBD BANK



                                   By:
                                       -----------------------------------------
                                       Name:   Dennis Saletta
                                       Title:  First Vice President

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.



WITNESS:                           CONNECTIVITY PRODUCTS
                                   INCORPORATED



                                   By:
-------------------------              -----------------------------------------
                                       Name:
                                       Title:


                                   BANKBOSTON, N.A.,
                                   individually and as Agent



                                   By: /s/ W. Douglass Vannah
                                       -----------------------------------------
                                       Name:   W. Douglass Vannah
                                       Title:  Vice President


                                   NBD BANK



                                   By:
                                       -----------------------------------------
                                       Name:   Dennis Saletta
                                       Title:  First Vice President

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.



WITNESS:                           CONNECTIVITY PRODUCTS
                                   INCORPORATED



                                   By:
-------------------------              -----------------------------------------
                                       Name:
                                       Title:


                                   BANKBOSTON, N.A.,
                                   individually and as Agent



                                   By:
                                       -----------------------------------------
                                       Name:   W. Douglass Vannah
                                       Title:  Vice President


                                   NBD BANK



                                   By: /s/ Dennis Saletta
                                       -----------------------------------------
                                       Name:   Dennis Saletta
                                       Title:  First Vice President

                                   SCHEDULE 1

                       COMMITMENTS/COMMITMENT PERCENTAGES



------------------------------------------------------------------------------
                                                                 COMMITMENT
                 BANK                  COMMITMENT                PERCENTAGE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
BankBoston, N.A., f/k/a                 $8,230,350                   50%
The First National Bank of
Boston
One Federal Street
Boston, MA 02110
------------------------------------------------------------------------------
------------------------------------------------------------------------------
NBD Bank                                $8,230,350                   50%
c/o The First National
Bank of Chicago
120 S. LaSalle Street
Chicago, IL  60603-0631
Attn:  First Vice President

------------------------------------------------------------------------------
Total                                  $16,460,700                  100%
------------------------------------------------------------------------------